Exhibit 11
COMPUTATION OF PER SHARE AMOUNTS

                                                                           Twelve months ended
                                                                            December 31, 1998
                                                                  ------------------------------------
                                                                         1998                1997
                                                                  -----------------  -----------------
Net loss                                                             $ (2,769,046)      $ (1,799,146)

  Series B preferred stock dividend
                                                                          (17,578)           (40,692)
  Series C redeemable preferred
     stock dividend and accretion
                                                                          (79,873)                 -
                                                                  -----------------  -----------------
Loss applicable to common shareholders                               $ (2,866,497)      $ (1,839,838)

                                                                  =================  =================

Basic and diluted weighted average shares outstanding                  51,484,605         22,339,773


Common  equivalent  shares   representing  shares  issuable  upon      14,214,599          5,285,212
exercise of stock options

Add back of common equivalents shares due to antidilutive shares      (14,214,599)        (5,285,212)

                                                                  -----------------  -----------------
Dilutive adjusted weighted average shares                              51,484,605         22,339,773

                                                                  =================  =================


Basic net loss per share
                                                                            (0.06)              (0.08)

Diluted net loss per share
                                                                            (0.06)              (0.08)

